                                 SCHEDULE 14A
                                (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:
/ / Preliminary Proxy Statement              / / Confidential, for Use of the
/X/ Definitive Proxy Statement                   Commission Only (as permitted
/ / Definitive Additional Materials              by Rule 14a-6(e)(2))
/ / Soliciting Material Pursuant to
    Rule 14a-11(c) or Rule 14a-12

                                MAIL-WELL, INC.
               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

    /X/ No fee required.

    / / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
        0-11.

    (1) TITLE OF EACH CLASS OF SECURITIES TO WHICH TRANSACTION APPLIES:

--------------------------------------------------------------------------------

    (2) AGGREGATE NUMBER OF SECURITIES TO WHICH TRANSACTION APPLIES:

--------------------------------------------------------------------------------

    (3) PER UNIT PRICE OR OTHER UNDERLYING VALUE OF TRANSACTION COMPUTED PURSUANT TO EXCHANGE ACT RULE 0-11 (SET FORTH THE AMOUNT ON WHICH THE FILING FEE IS CALCULATED AND STATE HOW IT WAS DETERMINED):

--------------------------------------------------------------------------------

    (4) PROPOSED MAXIMUM AGGREGATE VALUE OF TRANSACTION:

--------------------------------------------------------------------------------

    (5) TOTAL FEE PAID:

--------------------------------------------------------------------------------

    / / Fee paid previously with preliminary materials.

    / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

--------------------------------------------------------------------------------

    (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

    (3) Filing Party:

--------------------------------------------------------------------------------

    (4) Date Filed:

--------------------------------------------------------------------------------

                       MAIL-WELL, INC.
[MAIL-WELL LOGO]     23 INVERNESS WAY EAST
                   ENGLEWOOD, COLORADO 80112
                       (303) 790-8023


            NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                     TO BE HELD MAY 3, 2000

TO THE STOCKHOLDERS OF MAIL-WELL, INC.:

    Notice is hereby given that the Annual Meeting of Stockholders of Mail-Well, Inc., a Colorado corporation (the "Company"), will be held on Wednesday, May 3, 2000, at 8:30 a.m. at the Hyatt Regency Tech Center, 7800 Tufts Avenue, Denver, Colorado, for the following purposes:

    1. To elect seven directors of the Company to hold office until the 2001 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified;

    2. To ratify the selection of Ernst & Young LLP, independent auditors, as auditors of the Company for the year ending December
31, 2000; and

    3. To transact such other business as may properly come before the meeting or any adjournments thereof.

    The names of the nominees for directors are set forth in the accompanying Proxy Statement.

    The Board of Directors has fixed the close of business on March 10, 2000, as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting or any adjournments thereof.

    A copy of the Company's 1999 Annual Report to Stockholders, which includes the Company's consolidated financial statements, was mailed with this Notice on or about March 17, 2000, to all stockholders of record on the record date. The Company's Annual Report on Form 10-K to the Securities and Exchange Commission may be obtained without charge upon written request directed to the Secretary of the Company at the address above. The officers and directors of the Company cordially invite you to attend the Annual Meeting.

    Whether or not you expect to attend the Annual Meeting, you should complete, date and sign the enclosed proxy card and mail it promptly in the enclosed postage prepaid envelope. The proxy card must be signed and returned in order to be counted.

                               By Order of the Board of Directors,

                               /s/ Roger Wertheimer

                               Roger Wertheimer
                               Vice President--General
                               Counsel and Secretary

Englewood, Colorado
March 17, 2000

                          MAIL-WELL, INC.
                       23 INVERNESS WAY EAST
                     ENGLEWOOD, COLORADO 80112

                          PROXY STATEMENT

                   ANNUAL MEETING OF STOCKHOLDERS
                     TO BE HELD ON MAY 3, 2000

INTRODUCTION

    This Proxy Statement is furnished to the stockholders of Mail-Well, Inc., a Colorado corporation (the "Company"), in connection with the solicitation of proxies to be used in voting at the Annual Meeting of Stockholders to be held on Wednesday, May 3, 2000. The enclosed proxy is solicited by the Board of Directors of the Company. The proxy materials were mailed on or about March 17, 2000, to the stockholders of record at the close of business on March 10, 2000 (the "Record Date").

    The Company will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and others who forward solicitation material to beneficial owners of the Company's common stock. In addition to the use of the mail, proxies may be solicited by personal interview, telephone or telegraph by certain employees of the Company. The Company will bear any costs relating to such solicitations by Company personnel. The Company has arranged for American Securities Transfer and Trust, Inc. to serve as its agent to coordinate and oversee the return of proxy cards.

VOTING RIGHTS AND OUTSTANDING SHARES

    Only holders of record of common stock at the close of business on the Record Date will be entitled to vote at the Annual Meeting. On the Record Date, there were 49,235,076 shares of common stock outstanding. Each share of common stock is entitled to one vote on all matters on which stockholders may vote. There is no cumulative voting in the election of directors.

    Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspectors of election appointed for the meeting and will determine whether or not a quorum is present. The holders of a majority of the outstanding common stock are required for a quorum at the Annual Meeting. The inspectors of election will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

REVOCABILITY OF PROXIES

    Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is exercised. It may be revoked by (1) filing a written notice of revocation with the Secretary of the Company at the Company's principal executive offices, 23 Inverness Way East, Suite 160, Englewood, Colorado 80112, (2) duly executing and delivering a proxy bearing a later date or (3) attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

SUMMARY OF PROPOSALS

    Stockholders will be asked to vote upon the following proposals at the Annual Meeting:

    1.  Election of the following seven persons to the Board of
Directors: Gerald F. Mahoney, Paul V. Reilly, Frank P. Diassi, Frank
J. Hevrdejs, Janice C. Peters, Jerome W. Pickholz and William R.
Thomas.

    2. Ratification of the selection of Ernst & Young LLP as independent auditors for the Company for 2000.

    The proxies will be voted, unless authority to do so is withheld, to elect the seven nominees recommended by the Board and to ratify the selection of Ernst & Young LLP as the Company's auditors for 2000.

           INFORMATION CONCERNING DIRECTORS AND NOMINEES

    The names, ages (as of December 31, 1999), positions with the Company and the business experience over the past five years of each Board nominee is set forth below. Each director has served continuously with the Company since the date indicated.

                                                                                                   DIRECTOR
NAME                                     AGE                       POSITION(S)                      SINCE
----                                     ---                       -----------                     --------
Gerald F. Mahoney <F1>                   56        Director, Chairman of the Board and Chief         1994
                                                     Executive Officer
Paul V. Reilly                           47        Director, President and Chief Operating           1998
                                                     Officer
Frank P. Diassi <F2>                     66        Director                                          1993
Frank J. Hevrdejs <F2>                   54        Director                                          1993
Janice C. Peters <F2>                    48        Director                                          1999
Jerome W. Pickholz <F1><F3>              67        Director                                          1994
William R. Thomas <F3>                   71        Director                                          1998

------
<F1> Member of the Nominating Committee.

<F2> Member of the Compensation Committee.

<F3> Member of the Audit Committee.

    GERALD F. MAHONEY has been a director, Chairman of the Board and Chief Executive Officer of the Company since 1994. He was Chairman of the Board, President and Chief Executive Officer of Pavey Envelope & Tag Corp. from 1991 until it became a subsidiary of the Company in 1994. From 1987 to 1989, Mr. Mahoney served as President of Transkrit Corp., a direct mail and business forms manufacturing company. Mr. Mahoney serves as Chairman of the Nominating Committee of the Board of Directors.

    PAUL V. REILLY has been a director, President and Chief Operating Officer of the Company since January 1998. He served as Senior Vice President--Finance and Chief Financial Officer of the Company from 1995 to 1998. Mr. Reilly spent 14 years with Polychrome Corporation, a prepress supplier to the printing industry, where he held a number of senior management positions. During 1994 and 1995, Mr. Reilly worked with Saddle River Capital, an investment banking firm which purchased and managed small businesses, and as Vice President with a direct marketer of educational materials. Mr. Reilly is a Certified Public Accountant.

    FRANK P. DIASSI has been a director of the Company since its inception in 1993. Since 1996 Mr. Diassi has been Chairman of Sterling Chemicals, Inc., a manufacturer of chemicals, acrylic and fibers. He was a founding director of Arcadian Corporation, the largest nitrogen fertilizer company in North America. Mr. Diassi was a director and Chairman of the Finance Committee of Arcadian Corporation from 1989 to 1994. Mr. Diassi is a director of Fibreglass Holdings,
Inc., a truck accessory manufacturer, Amerlux Corp., a commercial lighting company, and Software Plus, Inc., a human resources/payroll software design firm. Mr. Diassi serves as a member of the Compensation Committee of the Board of Directors.

    FRANK J. HEVRDEJS has been a director of the Company since its inception in 1993. In 1982 Mr. Hevrdejs co-founded The Sterling Group, Inc., a major management buyout company, where he is currently a principal shareholder and president. He also serves as Chairman of First Sterling Ventures Corp., an investment company, Endoro Holdings, Inc., a structural and electrical manufacturing company, and Fibreglass Holdings, Inc., a truck accessory manufacturer. He is a director of Eagle U.S.A., an air-freight company, and Sterling Chemicals, Inc., a petroleum chemical company. Mr. Hevrdejs serves as Chairman of the Compensation Committee of the Board of Directors.

    JANICE C. PETERS has been a director of the Company since 1999. Since 1997 Ms. Peters has served as President and Chief Executive Officer of MediaOne(R), the broadband services arm of MediaOne Group. From 1995 to 1997, Ms. Peters was employed by US WEST, MediaOne's former parent company, in various positions including managing director of One2One, a United Kingdom wireless communications joint venture between US WEST and Cable & Wireless, and President of Wireless Operations for US WEST Media Group. Ms. Peters serves as a director of C-SPAN (the Cable-Satellite Public Affairs Network) and the Walter Kaitz Foundation, a cable industry organization that places diversity candidates in industry management positions. Ms. Peters serves as a member of the Compensation Committee of the Board of Directors.

    JEROME W. PICKHOLZ has been a director of the Company since 1994. From 1978 to 1994, he was Chief Executive Officer of Ogilvy & Mather Direct Worldwide, a direct advertising agency. From 1994 to 1995, he served as Chairman of Ogilvy & Mather Direct Worldwide where he is now Chairman Emeritus. Since 1996 Mr. Pickholz has served as founder and Chairman of Pickholz, Tweedy, Cowan, L.L.C., a marketing communications company. Mr. Pickholz serves as Chairman of the Audit Committee and a member of the Nominating Committee of the Board of Directors.

    WILLIAM R. THOMAS has been a director of the Company since 1998. He has served as Chairman of Capital Southwest Corporation, a publicly owned venture capital investment company, since 1982 and as President since 1980. Mr. Thomas has been a director of Capital Southwest Corporation since 1972 and was Senior Vice President from 1969 to 1980. Mr. Thomas also serves as a director of Alamo Group, Inc., a heavy-duty mowing equipment company, Encore Wire Corporation, an electrical wire and cable company, and Palm Harbor Homes, Inc., a home-building manufacturer. Mr. Thomas is a member of the Audit Committee of the Board of Directors.

BOARD AND COMMITTEE MEETINGS

    During 1999, the Board met on 8 occasions (4 regular meetings and 4 special meetings). All directors attended at least 75% of the meetings of the Board and of the committees of the Board on which they were members. The Board has an Audit Committee, a Compensation Committee and a Nominating Committee.

    The Audit Committee:

    * meets with the Company's independent auditors to review the results of the annual audit and discuss the financial statements;

    * recommends to the Board the independent auditors to be retained;

    * receives and considers the auditor's comments as to controls and adequacy of staff and management performance and procedures in connection with audit and financial controls;
      and

    * reviews the system of internal controls and compliance with policies regarding business conduct.

    The Audit Committee, comprised of Mr. Pickholz (Chairman) and
Mr. Thomas, met 3 times during 1999.

    The Compensation Committee determines the compensation arrangements for senior management and administers the Company's stock option plans. The committee makes recommendations concerning salaries, incentive compensation and stock options for officers and directors and performs such other functions regarding compensation as the Board may delegate. See "Compensation Committee Report on Executive Compensation." This committee is comprised of Mr. Hevrdejs (Chairman), Mr. Diassi, and Ms. Peters. The Compensation Committee met 1 time during 1999.

    The Nominating Committee is responsible for identifying candidates for open director positions and proposing their nomination to the full Board. This committee, comprised of Mr.
Mahoney (Chairman) and Mr. Pickholz, met informally on two occasions during 1999. There are no open positions this year.

DIRECTOR COMPENSATION

    Each non-employee director of the Company receives:

    * an annual retainer of $12,000;

    * $1,000 for each regular Board meeting attended;

    * $500 for each special Board meeting attended;

    * $500 for each Board committee meeting attended;

    * stock options for 3,000 shares of common stock each year upon election or reelection to the Board pursuant to the 1996
      Directors' Stock Option Plan; and

    * stock options pursuant to the 1997 Non-Qualified Stock Option Plan in amounts determined by the Compensation Committee.

    Directors who are employees of the Company do not receive compensation for their service on the Board. The Company also provides directors and officers liability insurance and indemnity agreements for its directors.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The three members of the Compensation Committee, Messrs. Diassi and Hevrdejs, and Ms. Peters, have no interlocking relationships as defined by rules and regulations of the Securities and Exchange Commission. The Compensation Committee determined the compensation for the Company's executive officers for 1999 and recommended grants of stock options in 1999 under the Company's four stock option plans. See "Stock Option Plans."

   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    As of March 10, 2000, there were 49,235,076 shares of common stock outstanding held of record by 497 stockholders. The following table summarizes information regarding the beneficial ownership of the Company's common stock as of March 10, 2000, by:

    * each person known by the Company to beneficially own more than 5% of the outstanding common stock;

    * each current director of the Company;

    * each executive officer named in the compensation table on page
      8; and

    * all directors and executive officers of the Company as a group.

    Shares of common stock subject to options currently exercisable or exercisable within 60 days of the Record Date are deemed outstanding for computing the percentage ownership of the person holding the options.

                                                             AMOUNT AND NATURE                      PERCENTAGE
                                                          OF BENEFICIAL OWNERSHIP                 OF OUTSTANDING
BENEFICIAL OWNERS                                           OF COMMON STOCK<F1>                    COMMON STOCK
-----------------                                         -----------------------                 --------------
Mail-Well Employee Stock Ownership Plan                          3,896,544<F2>                          7.9
  c/o Mail-Well, Inc.
  23 Inverness Way East
  Englewood, Colorado 80112
Wallace R. Weitz & Company                                       5,620,300<F3>                         11.4
  1125 South 103 Street, Suite 600
  Omaha, Nebraska 68124
Gerald F. Mahoney                                                2,125,576<F4>                          4.3
Paul V. Reilly                                                     283,807<F5>                         <F*>
Frank P. Diassi                                                  1,562,254<F6>                          3.2
Frank J. Hevrdejs                                                1,811,114<F7>                          3.7
Janice C. Peters                                                     3,000<F8>                         <F*>
Jerome W. Pickholz                                                  66,290<F9>                         <F*>
William R. Thomas                                                2,099,588<F10>                         4.2
Gary H. Ritondaro                                                    1,000                             <F*>
V. Bruce Thompson                                                    8,000<F11>                        <F*>
Robert Meyer                                                         3,368<F12>                        <F*>
Michael A. Zawalski                                                 18,000<F13>                        <F*>
All executive officers and directors of the
  Company as a group (13 persons)                                8,057,184

------
 <F*> Less than 1.0%.

 <F1> Unless otherwise noted, each stockholder has direct ownership and sole voting and investment power with respect to the indicated shares of common stock.

 <F2> Shares held by the ESOP are voted by Putnam Fiduciary Trust
      Company, as Trustee, at the direction of participants.

 <F3> Wallace R. Weitz & Company disclaims beneficial ownership of these shares, which are owned beneficially by registered investment companies for which Wallace R. Weitz & Company serves as advisor.

                                 5


 <F4> Includes 852,776 shares held by Mr. Mahoney's wife, 62,616 shares held by two trusts benefiting his children of which Mr. Mahoney is trustee, stock options for 336,890 shares and 7,218 shares allocated to Mr. Mahoney under the Company's Employee Stock Ownership Plan (the "ESOP").

 <F5> Includes 26,698 shares held by Mr. Reilly's wife, 644 shares held by a trust benefiting his child of which Mr. Reilly is trustee, stock options for 152,232 shares, 1,823 shares allocated under the ESOP to Mr. Reilly, and 696 shares held by one of his children. Mr. Reilly disclaims beneficial ownership of the 696 shares held by one of his children.

 <F6> Includes 82,396 shares held by two trusts benefiting members of Mr. Diassi's immediate family, 977,438 shares held by Winged Lion Holdings II L.L.C. which is controlled by Mr. Diassi, 364,020 shares held jointly with Mr. Diassi's wife, 112,000 shares held by Mr. Diassi's children of which he retains sole voting rights, and stock options for 26,400 shares.

 <F7> Includes 31,514 shares held by Mr. Hevrdejs' wife, 200,000 shares held by First Sterling Ventures Corp. which is controlled by Mr. Hevrdejs, and stock options for 26,400 shares.

 <F8> Includes stock options for 3,000 shares.

 <F9> Includes stock options for 26,400 shares.

<F10> Includes 2,096,588 shares held by Capital Southwest of which
      Mr. Thomas is President, and stock options for 3,000 shares. Mr. Thomas disclaims beneficial ownership of the shares held by Capital Southwest.

<F11> Includes stock options for 5,000 shares and 600 shares held by his children. Mr. Thompson disclaims beneficial ownership of the 600 shares held by his children.

<F12> Includes stock options for 3,000 shares and 368 shares under the Company's 401(k) Plan.

<F13> Includes stock options for 15,000 shares.

           EXECUTIVE OFFICERS AND EXECUTIVE COMPENSATION

EXECUTIVE OFFICERS

    Following are descriptions of the Company's executive officers, including age (as of December 31, 1999), positions with the Company and the business experience during the past five years. The officers hold office until their successors are appointed by the Board of Directors.

NAME                                    AGE       POSITION(S)
----                                    ---       -----------
Gerald F. Mahoney <F1>                  56        Chairman and Chief Executive Officer
Paul V. Reilly <F1>                     47        President and Chief Operating Officer
Gary H. Ritondaro                       53        Sr. Vice President and Chief Financial Officer
V. Bruce Thompson                       52        Sr. Vice President--Corporate Development
Julie M. Clark                          35        Vice President--Internal Audit
Robert Meyer                            43        Vice President--Treasurer and Tax
Keith T. Pratt                          53        Vice President--Purchasing
Roger Wertheimer                        40        Vice President--General Counsel and Secretary

------
<F1> See "Information Concerning Directors and Nominees" above for a biographical summary.

    GARY H. RITONDARO has been the Senior Vice President--Finance and Chief Financial Officer of the Company since 1999. Previously,
Mr. Ritondaro spent 13 years with Ferro Corporation, a manufacturer of specialty plastics, chemicals, coatings and ceramics with operations in 21 countries. He served as Ferro's Vice President and CFO with worldwide responsibilities for financial management including accounting, treasury and tax. Prior to joining Ferro, Mr. Ritondaro held numerous financial positions with Diamond

Shamrock Corporation. He has significant experience with multinational businesses and in investor relations.

    V. BRUCE THOMPSON has been Senior Vice President--Corporate Development of the Company since 1998. From 1994 to 1998, Mr. Thompson was Senior Vice President of Marketing and Administration and General Counsel of Forest Oil Corporation, a publicly held petroleum exploration and production company. From 1993 to 1994, Mr. Thompson was Vice President, Legal Affairs, for Mid-America Dairymen, Inc., a dairy cooperative, and from 1990 to 1993 he served as Chief of Staff for James M. Inhofe who is currently a U.S. Senator for Oklahoma.

    JULIE M. CLARK has been Vice President--Internal Audit of the Company since 1999. From 1996 to 1999, Ms. Clark served as Director of Internal Audit for the Company, and from 1994 to 1996 she was Assistant Treasurer for the Company. Ms. Clark began her career with Deloitte and Touche LLP in 1986, and was a Senior Manager when she left in 1994 to join the Company. Ms. Clark is a Certified Public Accountant.

    ROBERT MEYER has been Vice President--Treasurer and Tax of the Company since 1998. Mr. Meyer is a licensed attorney, Certified
Public Accountant and Certified Financial Planner. From 1988 to
1998, Mr. Meyer was a partner in the tax department of the accounting firm of Deloitte & Touche LLP.

    KEITH T. PRATT has been Vice President--Purchasing of the Company since 1998. From 1994 to 1998, Mr. Pratt was Vice President of Material Sourcing and Logistics of Ply Gem Industries. From 1981 to 1994, Mr. Pratt was responsible for purchasing and logistics with several companies, where he held a variety of positions up to the director level.

    ROGER WERTHEIMER has been Vice President--General Counsel and Secretary of the Company since 1995. Mr. Wertheimer has been engaged in the practice of law since 1984. He served as Corporate Counsel for PACE Membership Warehouse, Inc., a food and merchandise wholesaler, from 1988 to 1994 and practiced privately from 1994 to 1995 when he joined the Company.

    There are no arrangements or understandings between the Company's directors or officers, or any other persons, pursuant to which any of the directors have been selected as directors or officers have been selected as officers.

EXECUTIVE COMPENSATION

    The following table sets forth information concerning all compensation received for services rendered for the three years ended December 31, 1999, by the Company's Chief Executive Officer and by the four most highly compensated executive officers who were serving as executive officers at the end of 1999 and whose total annual salary and bonus exceeded $100,000 in 1999.

                                              SUMMARY COMPENSATION TABLE
                                                                                    LONG-TERM
                                                                                   COMPENSATION
                                                                             ------------------------
                                              ANNUAL COMPENSATION                          SECURITIES
                                       ----------------------------------    RESTRICTED    UNDERLYING
                                                             OTHER ANNUAL      STOCK        OPTIONS       ALL OTHER
                                       SALARY      BONUS     COMPENSATION     AWARD(S)      GRANTED      COMPENSATION
NAME AND PRINCIPAL POSITION    YEAR       $        $<F1>         ($)            (#)         (#)<F2>          ($)
---------------------------    ----    ------      -----     ------------    ----------    ----------    ------------
Gerald F. Mahoney,             1999    500,000    463,400        <F3>            0           20,000
Chairman and                   1998    450,000    384,300        <F3>            0           50,000              0
Chief Executive Officer        1997    350,000    490,000        <F3>            0          285,000              0

Paul V. Reilly,                1999    350,000    278,040        <F3>            0           20,000
President and Chief            1998    275,000    201,300        <F3>            0           80,000              0
Operating Officer              1997    200,000    220,000        <F3>            0           87,000              0

Gary H. Ritondaro, <F4>        1999    132,998     75,000        <F3>            0           50,000         30,000
Sr. Vice President and
Chief Financial Officer

V. Bruce Thompson,             1999    175,000     75,000        <F3>            0               --             --
Sr. Vice President--           1998     69,647     50,000        <F3>            0           25,000              0
Corporate Development

Robert Meyer,                  1999    165,000     79,461        <F3>            0               --             --
Vice President--Treasurer      1998     42,894     20,000        <F3>            0           15,000              0
and Tax

Michael A. Zawalski, <F5>      1999    195,000    133,350        <F3>            0           25,000             --
President of Mail-Well         1998     79,187     50,000        <F3>            0           50,000              0
Label Division

------
<F1> Bonus amounts are shown for the year earned and are paid in the following year.

<F2> Options granted prior to June 1998 reflect the 2-for-1 stock split in June 1998.

<F3> None of the named executive officers has received perquisites the value of which exceeded the lesser of either $50,000 or 10% of his total salary and bonus. Perquisites paid include contributions to each person's 401(k) account, tax reimbursements and car allowance.

<F4> From July 1999 through year-end. The all other compensation in
     1999 was for relocation expenses.

<F5> Reflects Mr. Zawalski's annual salary as Chief Financial
     Officer, which position he held until May 1999.

STOCK OPTION PLANS

    1994 PLAN AND THE 1998 PLAN. On February 17, 1994, and February 22, 1994, respectively, the Board of Directors adopted and the stockholders approved the Company's 1994 Stock Option Plan which was subsequently amended ("1994 Plan"). Currently there are 1,918,350 shares authorized for grant pursuant to the 1994 Plan. As of March 10, 2000, options for 1,770,489 shares of common stock had been granted.

    On February 4, 1998, and April 29, 1998, respectively, the Board of Directors adopted and the stockholders approved the Company's 1998 Stock Option Plan ("1998 Plan"). Currently there are 1,000,000 shares authorized for grant pursuant to the 1998 Plan. As of March 10, 2000, options for 586,770 shares of common stock had been granted.

    Under the 1994 Plan and the 1998 Plan, the Compensation Committee of the Board of Directors (the "Committee") may grant incentive and non-qualified stock options to key employees (including officers and directors who are key employees) of the Company and its affiliates. The Committee determines the prices, expiration dates and other material features of the options granted and has discretionary authority to:

    * prescribe, amend and rescind rules and regulations relating to the 1994 Plan and the 1998 Plan;

    * interpret the 1994 Plan and the 1998 Plan;

    * prescribe and amend the terms of any agreements executed pursuant to the 1994 Plan or the 1998 Plan (which need not be identical); and

    * make all other determinations deemed necessary or advisable for the administration of the 1994 Plan or the 1998 Plan.

    Unless earlier terminated, the 1994 Plan terminates on March 1, 2005, and the 1998 Plan terminates on April 29, 2008. The Board may terminate or amend the 1994 Plan or the 1998 Plan at any time, except that the stockholders must approve any amendment that would:

    * increase the number of shares of common stock available under the 1994 Plan or the 1998 Plan;

    * change the provisions regarding option price (except as otherwise permitted under the 1994 Plan or the 1998 Plan); or

    * materially increase the cost of the 1994 Plan or the 1998 Plan or increase the benefits to participants.

    The Committee may award incentive stock options ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, or options that do not constitute ISOs and are therefore non-qualified stock options ("Non-Qualified Options"). With respect to ISOs, the aggregate fair market value (determined at the time the ISO is granted) of the common stock exercisable for the first time by an employee during any calendar year is limited to $100,000. Each option granted will terminate with respect to any shares not previously purchased by the optionee upon the expiration of ten years from the date of the grant of the option or such earlier date as the Committee may prescribe; provided that ISOs granted to an individual who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (a "10% Stockholder"), will terminate no later than five years from the date of grant.

    The 1994 Plan and 1998 Plan require that the purchase price of each share subject to an ISO must be not less than 100% of the fair market value of such share on the date the option is granted. If an ISO is granted to a 10% Stockholder, the purchase price of each share subject to the option must be at least 110% of the fair market value of a share of common stock on the date the option is granted. The purchase price of each share subject to a Non-Qualified Option is determined by the Committee in its sole discretion prior to granting the option; provided that the purchase price of each share subject to a Non-Qualified Option may not be less than 85% of the fair market value on the date the option is granted, as determined by the Committee.

    All of the options granted under the 1994 Plan and the 1998 Plan have been granted at fair market value, vest ratably over a period of either four (4) or five (5) years and expire ten years after the date of grant. All unvested options will vest upon a change of control as defined in the 1994 Plan and the 1998 Plan.

    1996 DIRECTORS PLAN. On May 8, 1996, the Board adopted the 1996 Directors' Stock Option Plan ("Directors Plan") which was approved by stockholders on May 7, 1997. Currently there are 420,000 shares authorized for grant pursuant to the 1996 Directors Plan. As of March 10, 2000, options for 111,000 shares of common stock had been granted. The 1996 Directors Plan provides a means by which the Company, through the grant of stock options to eligible directors, may attract and retain persons of ability as directors and motivate such directors to exert their best efforts on behalf of the Company and its stockholders.

    Pursuant to the 1996 Directors Plan, each non-employee director of the Company receives Non-Qualified Options for 3,000 shares of common stock annually upon the election or reelection of such person to the Board. Such grants are automatic and will continue until all options have been granted for all the shares under the 1996 Directors Plan or until the 1996 Directors Plan is discontinued.

    Options granted under the 1996 Directors Plan may be exercised six (6) months from the date of grant and prior to the tenth anniversary date of the grant. All unexercised options expire on the tenth anniversary of their grant date. All unvested options will vest upon a change of control as defined in the 1996 Directors Plan. The purchase price for shares subject to options is the average closing price of the common stock as reported in the Wall Street Journal for the five trading days immediately preceding the grant date. The purchase price must be paid to the Company at the time of exercise.

    Awards under the 1996 Directors Plan are not transferable except by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order. Options granted under the 1996 Directors Plan are exercisable during the lifetime of the optionee by the optionee. Awards under the 1996 Directors Plan are subject to adjustment in the event of a stock dividend, stock split, recapitalization or combination of the common stock. In the event of certain mergers, consolidations, plans of exchange or other reorganizations of the Company, outstanding awards under the 1996 Directors Plan are subject to adjustment to reflect the terms of such transaction.

    The Board may amend, suspend or discontinue the 1996 Directors Plan, but no amendment or alteration can be made which would impair the rights of any optionee without his or her consent under any option previously granted or which without the approval of the stockholders would:

    * increase the total number of shares reserved for grant under the 1996 Directors Plan;

    * amend certain provisions of the 1996 Directors Plan which set forth the terms and conditions of the options granted
      (including term, option price and nontransferability) and compliance with federal and state laws; or

    * modify the requirement as to eligibility for participation in the 1996 Directors Plan.

    The 1996 Directors Plan may be amended not more frequently than every six months.

    1997 NQ PLAN. On March 31, 1997, the Board adopted the Mail-Well, Inc. 1997 Non-Qualified Stock Option Plan (the "1997 NQ Plan"). Currently there are 1,950,000 shares of common stock authorized for grant pursuant to the 1997 NQ Plan. As of March 10, 2000, options for 1,181,130 shares have been granted. The 1997 NQ Plan provides the means by which the Company, through the grant of options, encourages ownership of the Company by eligible key employees and directors of the Company and its affiliates and provides increased incentives for such persons to render services and to assert maximum effort for the business success of the Company.

    Under the 1997 NQ Plan, the Committee may grant Non-Qualified Options to such key employees and directors of the Company or its affiliates as the Committee determines. Subject to the express provisions of the 1997 NQ Plan, the Committee determines the prices, expiration dates, vesting schedules and other material features of the Non-Qualified Options granted and makes all other determinations necessary or advisable for the administration of the 1997 NQ Plan. All unexercised options expire on the tenth anniversary of their grant date. All unvested options vest upon a change of control as defined in the 1997 NQ Plan.

    Awards under the 1997 NQ Plan are not transferable except by rule or by the laws of descent and distribution or pursuant to a qualified domestic relations order. Awards under the 1997 NQ Plan are subject to adjustment in the event of a stock dividend, stock split, recapitalization or combination of the common stock. In the event of certain mergers, consolidations, plans of exchange or other reorganizations of the Company, outstanding awards under the 1997 NQ Plan are subject to adjustment to effect the terms of such transaction.

    The Board of Directors may amend, alter or discontinue the 1997 NQ Plan, but no amendment or alternation can be made which would impair the rights of any optionee without his or her consent.

    REPRICING OF STOCK OPTIONS. On December 14, 1998, the Committee approved the repricing of all stock options granted in 1998 to employees of the Company and its subsidiaries. All options granted in 1998 with an exercise price above $12.00 per share were repriced to an exercise price of $12.00.

    The following table sets forth information concerning stock options granted to each of the named executive officers in 1999 and the potential realizable value for the stock options based on future appreciation assumptions.

                                                   OPTION GRANTS IN 1999
                                                                                              POTENTIAL REALIZABLE VALUE
                                                                                                AT ASSUMED ANNUAL RATES
                            NUMBER OF           % OF TOTAL                                    OF STOCK PRICE APPRECIATION
                      SECURITIES UNDERLYING   OPTIONS GRANTED   EXERCISE                          FOR OPTION TERM<F1>
                         OPTIONS GRANTED       TO EMPLOYEES      PRICE     EXPIRATION       -------------------------------
                               (#)                IN 1999         ($)         DATE            5% ($)             10% ($)
                      ---------------------   ---------------   --------   ----------       -----------       -------------
Gerald F. Mahoney            20,000                4.29          15.08      06-24-09          203,197             502,300
Paul V. Reilly               20,000                4.29          15.08      06-24-09          203,197             502,300
Gary H. Ritondaro            50,000               10.72          13.65      06-01-09          539,171           1,262,807
V. Bruce Thompson                --                  --             --         --                  --                  --
Robert Meyer                     --                  --             --         --                  --                  --
Michael A. Zawalski          25,000                5.36          13.20      05-04-09          209,364             528,970

------
<F1> Amounts reported in these columns show hypothetical gains that may be realized upon exercise of the options assuming that market price of common stock appreciates at the specified annual rates of appreciation, compounded annually over the terms of the options. These numbers are calculated based upon rules promulgated by the SEC. Actual gains, if any, depend on the future performance of common stock and overall market conditions.

    The following table sets forth information about the number and value of stock options exercised in 1999 and held at December 31, 1999, by each named executive officer. A stock option is "in-the-money" if the closing market price of the common stock exceeds the exercise price of the stock option.

                          AGGREGATED OPTION EXERCISES IN 1999 AND 1999 YEAR-END OPTION VALUES
                                                              NUMBER OF SECURITIES
                                                                   UNDERLYING                 VALUE OF UNEXERCISED
                                                               UNEXERCISED OPTIONS            IN-THE-MONEY OPTIONS
                            SHARES            VALUE              AT 12-31-99 (#)               AT 12-31-99 ($)<F1>
                         ACQUIRED ON        REALIZED        -------------------------       -------------------------
                         EXERCISE (#)          ($)          EXERCISABLE/UNEXERCISABLE       EXERCISABLE/UNEXERCISABLE
                         ------------       --------        -------------------------       -------------------------
Gerald F. Mahoney          198,000          1,266,368            212,890/417,000               2,217,264/2,543,489
Paul V. Reilly                0                 0                101,432/195,900                 702,141/882,646
Gary H. Ritondaro             0                 0                      0/50,000                        0/0
V. Bruce Thompson             0                 0                  5,000/20,000                    7,500/30,000
Robert Meyer                  0                 0                  3,000/12,000                   12,564/50,256
Michael A. Zawalski           0                 0                 10,000/65,000                   15,000/67,292

------
<F1> Represents the difference between the option exercise price and the closing sales price per share of the common stock as quoted on the NYSE on December 31, 1999 ($13.50 per share).

EXECUTIVE AGREEMENTS

    In November 1999 the Company entered into Change in Control Agreements with certain key employees, including the named executive officers listed in the compensation table on page 8. These agreements, among other things, provide that if the executive's employment with the Company is terminated in certain circumstances upon or in anticipation of a change of control (as defined in such agreements), each executive shall receive a lump sum payment based upon such executive's base salary and annual bonus at termination. In the case of Messrs. Mahoney and Reilly, the lump sum payment would be equal to three years' salary and bonus. In the case of Messrs. Ritondaro and Zawalski, the lump sum payment would be equal to two years' salary and bonus, and in the case of Messrs. Thompson and Meyer, it would equal one years' salary and bonus. Each executive would also receive any salary or other benefits accrued or otherwise owed to the executive under the Company's various employee benefit plans and programs at the time of termination.

EMPLOYEE BENEFITS

    BONUS PLAN. In 1999 the Board of Directors adopted a Cash Bonus Incentive Plan (the "Bonus Plan") pursuant to which the named executives and other key employees may receive bonus compensation. The Bonus Plan is further described at "Compensation Committee Report on Executive Compensation--Components of Compensation."

    401(K) SAVINGS RETIREMENT PLAN. The Company's subsidiary, Mail-Well I Corporation, has maintained a 401(k) Savings Retirement Plan (the "Plan") since 1994 for employees. A full-time employee of the Company can participate in the Plan after completing one year of service. For 2000, a participant can contribute to the Plan up to the lesser of $10,500 or 15% of his compensation. During 2000, a cash matching contribution will be made by the Company for each participant who contributes to the Plan equal to 50% of the participant's contributions, up to a maximum of 6% of the participant's compensation for the year. Only $170,000 of a participant's compensation is considered for purposes of Plan contributions. All contributions are not included in the participant's current taxable income.

    Plan monies are held in trust. A Plan participant can direct the investment of his contributions and the matching contributions into one of twelve mutual funds, which include a Company stock fund. Participant contributions to the Plan are always fully vested while matching contributions become nonforfeitable in increments of 20% for each year of service completed by the participant. Generally, a participant's vested Plan benefit is distributable upon his retirement, total and permanent disability, death or other separation from employment.

    EMPLOYEE STOCK OWNERSHIP PLAN. Mail-Well I Corporation has also maintained an Employee Stock Ownership Plan (the "ESOP") since 1994 for employees. A full-time employee can participate in the ESOP after completing thirty days of service and attaining age 21. The only source of contributions to the ESOP are contributions made by the Company and related entities that have adopted the ESOP.

    Contributions in 2000 and future years will be determined in the sole discretion of the Board of Directors. There is presently no minimum contribution requirement. Contributions to the ESOP may be made in Company stock or cash. Any contribution is allocated to the account of an ESOP participant in the proportion that his compensation bears to the compensation of all participants for the year of the contribution. Only $100,000 of a participant's compensation is considered for purposes of an allocation. Contributions are not included in a participant's current taxable income. Generally, a participant must be employed throughout the year and on the last day of the year in order to receive an allocation of any ESOP contribution for that year.

    The ESOP monies are held in trust and primarily invested in the Company's common stock at the direction of the Mail-Well I Corporation Benefits Administration Committee. Contributions allocated to a participant's Plan account will become nonforfeitable in increments of 20% for each year of service completed by the participant. Amounts that are forfeited from a partially-vested participant's account are allocated to the remaining participants' accounts as an additional contribution. Generally, a participant's ESOP benefit is distributable after his retirement, total and permanent disability, death or other termination from employment.

      COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    Decisions on compensation for the Company's executive officers for the year ending December 31, 1999, were made by the three-member Compensation Committee of the Board. Each member of the Committee is an outside director. No member of the Committee has ever been an officer or employee of the Company or any of its subsidiaries. The Committee is responsible for establishing and administering the policies that govern the annual compensation and stock ownership programs for the Company's executive officers and key employees.

COMPENSATION PHILOSOPHY

    The Company's executive compensation policies are designed to:

    * align compensation with the Company's annual and long-term performance goals;

    * attract and retain a highly qualified and motivated management team;

    * reward individual performance; and

    * link the interests of the executive officers directly with those of shareholders through the use of stock options as a compensation vehicle.

    These policies have been implemented by setting salaries and bonuses for executives which are generally lower than the mid-point for salaries and bonuses given to executives in similar positions. However, the total compensation package (including grants of stock options) should compensate the executives at a level consistent with, or above, the mid-point for total gain opportunities received by counterparts at similar companies. This compensation design emphasizes long-term incentives that will encourage executives to maintain their focus on long-term shareholder interests.

COMPONENTS OF COMPENSATION

    Total compensation for each executive officer is set by the Committee at levels which it believes are competitive in relation to companies of similar type and size based upon a study and recommendations provided by an independent compensation consultant. The components of executive compensation include salary, the Bonus Plan discussed below and equity participation in the Company in the form of options to purchase common stock. Compensation for executive officers of the Company is usually set by the Committee in March or April of each year for that year. Due to the level of compensation received by the executive officers of the Company, and the fact that none of the executive officers have employment agreements, the Committee has not yet deemed it necessary to adopt a policy regarding the one million dollar limit on deductibility of certain executive compensation under Section 162 (m) of the Internal Revenue Code.

    BASE SALARY. The Committee reviews the salaries of the executive officers annually. The Committee's policy is to fix base salaries at levels below the mid-point for amounts paid to senior executives with comparable qualifications, experience and responsibilities at other companies of similar size who are engaged in a business similar to that of the Company. Salary recommendations are submitted annually to the Committee by the Chairman and Chief Executive Officer. In determining salary compensation, the Committee takes into account financial and operating performance versus the Company's internal operating plan and external benchmarking data, as well as management's accomplishment of certain long-term and short-term strategic goals.

    In addition, the base salaries take into account the individual's experience within the industry, with the Company and its predecessors and/or within the profession. The Committee believes that compensation for its executive officers has been competitive, appropriate and comparable to similarly situated companies.

    Based upon its evaluation of these factors, the Committee believes that senior management is dedicated to achieving long-term financial improvements and that the compensation policies, plans and programs administered by the Committee contribute to management's commitments. The Committee attempts to assimilate all of the foregoing factors when it renders its compensation decisions; however, the Committee recognizes that its decisions are primarily subjective in nature. The Committee does not assign any specified weight to the criteria it considers.

    The Committee's recommendations are offered to the full Board of the Company which ultimately ratifies, changes or rejects them.

    LONG-TERM INCENTIVES. The Company believes that the interests of stockholders and the Company's key employees, including officers and directors, are more closely aligned when such key employees are provided an opportunity to acquire a proprietary interest through ownership of common stock. Officers, directors and other key employees are granted options under the Company's stock option plans to purchase common stock. To date, the Company has only granted stock options at a price equal to or greater than fair market value. The number of options granted by the Committee are based upon the Committee's evaluation of:

    * the anticipated performance requirements and potential contributions of each employee;

    * each employee's current equity participation in the Company;
      and

    * recommendations of senior management.

    In 1999, the Committee granted options representing 110,000 shares of common stock to executive officers. This grant of stock options was made to further align the interests of those executive officers with that of shareholders by providing incentives to achieve the long-range goals of the Company. Appreciation in the price of the common stock is intended to bring total compensation to the mid-point, or above, for that of the executives' counterparts at similar companies.

    BONUS. Bonus compensation is paid to officers under the Company's Bonus Plan. Bonuses were paid as a percentage of each executive's 1999 base salary and were based upon the level of attainment of earnings per share growth goals established by the Board under the Bonus Plan. The components which are considered in paying bonuses to the executive officers include profitability of the Company and the officer's job performance.

CHIEF EXECUTIVE OFFICER COMPENSATION

    Mr. Mahoney has served as Chief Executive Officer and Chairman of the Board of the Company since 1994. As Chief Executive Officer, Mr. Mahoney receives a base salary and stock options and is also eligible for a bonus pursuant to the Bonus Plan. The Committee reviewed Mr. Mahoney's performance, particularly his continued contribution to the significant growth of the Company, acquisitions of the Company and the integration of acquired businesses in determining his base salary. The Committee assessed Mr. Mahoney's overall performance and the above-referenced performance factors on a subjective basis and did not assign relative weights to these factors. As a result of these considerations, the Committee granted Mr. Mahoney an increase in base salary of $50,000 from $450,000 annually to $500,000 annually, effective March 1, 1999. In June 1999 the Committee granted options for 20,000 shares of common stock to Mr. Mahoney under the 1998 ISO Plan. This grant was made pursuant to the policies and philosophy described above. Consistent with the Committee's compensation philosophy discussed above,

Mr. Mahoney's salary and bonus has been lower than the mid-point for salaries of CEOs at similar companies. However, it is the Committee's objective that the total compensation package awarded to Mr. Mahoney meet or exceed the mid-point for total gain opportunities received by CEOs at similar companies, chiefly through the opportunity to share in the appreciation of the price of the common stock.

CONCLUSION

    In summary, the Committee believes that its policy of linking executive compensation to Company performance was met. The Committee believes that the Company's compensation levels adequately reflect its philosophy. In addition, the Committee believes that the Company's executive compensation programs and policies are supportive of its overall objective to enhance stockholder value through the profitable management of its operations.

                                      Frank J. Hevrdejs (Chairman)
                                      Frank P. Diassi
                                      Janice C. Peters

                   STOCK PRICE PERFORMANCE GRAPH

    The following graph represents the cumulative total quarterly stockholder return (assuming reinvestment of dividends, if any) from investing $100 on September 22, 1995 (the date of the Company's initial public offering of common stock) in each of (i) the Company's common stock; (ii) Standard & Poor's 500 Index; and (iii) a Company-chosen peer group, weighted by market capitalization, which includes Consolidated Graphics, Inc., Deluxe Corporation,
R. R. Donnelley & Sons Company, Wallace Computer Services and Standard Register Company (the "Peer Group Index"). In 1998, the Peer Group included Merrill Corporation, which became a private company on November 23, 1999. Management determined that Wallace Computer Services should be added to the Peer Group. This change did not have a material impact on the return of the Peer Group for the years indicated below. The Company's common stock is listed on the New
York Stock Exchange.

                              [GRAPH]

           MAIL-WELL   PEER GROUP   S&P 500
           ---------   ----------   -------

22-Sep-95   $100.00     $100.00     $100.00
29-Sep-95     96.43       99.31      100.45
29-Dec-95     87.50       97.96      105.87
29-Mar-96     58.04       91.28      110.95
28-Jun-96     62.50       95.35      115.28
30-Sep-96     76.79       93.03      118.14
27-Dec-96    116.96       90.53      130.08
27-Mar-97    133.26       96.73      133.02
27-Jun-97    277.23      103.76      152.52
26-Sep-97    289.29      101.04      162.47
26-Dec-97    405.80      104.29      160.97
31-Mar-98    405.80      114.02      189.38
30-Jun-98    464.73      125.66      194.89
30-Sep-98    183.48       99.16      174.81
31-Dec-98    245.09      123.19      211.29
31-Mar-99    286.61       96.54      221.11
30-Jun-99    346.88      112.22      235.95
30-Sep-99    297.32       92.52      220.48
31-Dec-99    289.29       79.51      252.55

                   COMPLIANCE WITH SECTION 16(a)

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers and holders of more than 10% of the common stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of the common stock. Based solely upon a review of Forms 3, 4 and 5 and amendments thereto furnished to the Company with respect to the year ended December 31, 1999, to the best of the Company's knowledge the Company's directors, officers and holders of more than 10% of its common stock complied with all Section 16(a) filing requirements.

                 PROPOSAL 1--ELECTION OF DIRECTORS

GENERAL

    Seven directors will be elected at the Annual Meeting to hold office until the Company's 2000 Annual Meeting of Stockholders or until his or her respective successor has been elected and qualified. All of the nominees are currently directors of the Company. The Board has no reason to anticipate that any nominee will decline or be unable to serve as a director. In the event any nominee does decline or is unable to serve, proxies may be voted for the election of a substitute nominee or the Board may reduce the number of directors to be elected.

    The shares of common stock represented by the enclosed proxy will be voted for the election to the Board of the seven nominees named below unless a vote is withheld from one or more individual nominees. If any nominee becomes unavailable for any reason, or if a vacancy should occur before election, shares represented by the enclosed proxy may be voted for such other person as may be determined by the holders of such proxy. The simple majority vote of shares voting is required for election of directors.

    THE BOARD RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF GERALD F.
                                       ---
MAHONEY, PAUL V. REILLY, FRANK P. DIASSI, FRANK J. HEVRDEJS, JANICE
C. PETERS, JEROME W. PICKHOLZ AND WILLIAM R. THOMAS.

   PROPOSAL 2--RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

    At the Annual Meeting, stockholders will be asked to ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ended December 31, 2000. Management recommends that Ernst & Young LLP be ratified as the principal accounting firm to be utilized by the Company for the year ending December 31, 2000.

    The Company's independent auditors for the year ended December 31, 1998, were dismissed effective March 3, 1999. During the fiscal year ended December 31, 1998, and through the interim period ended March 3, 1999, the Company had no disagreements with Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement, if not resolved would have caused them to make reference thereto in their report on the consolidated financial statements of the Company for such years.

    Deloitte & Touche LLP furnished the Company with a letter addressed to the Securities and Exchange Commission stating that they agree with the statements in the preceding paragraph.

    During the fiscal year ended December 31, 1998, and through March 3, 1999, the Company had not consulted with Ernst & Young LLP regarding (1) the application of accounting principals to any transaction; (2) the type of audit opinion that might be rendered on the Company's financial statements;

(3) any disagreement or reportable event as those items are described or defined in Items 304(a)(1)(iv) and 304(a)(1)(v) of Regulation S-K; or (4) any other matter set forth in Item 304(a)(2) of Regulation S-K.

    The Company anticipates that representatives of Ernst & Young
LLP will attend the Annual Meeting for the purpose of responding to appropriate questions. At the Annual Meeting, the representatives of Ernst & Young LLP will be afforded an opportunity to make a statement if they so desire.

REQUIRED VOTE

    Ratification of the selection of Ernst & Young LLP as the Company's independent auditors requires the affirmative vote of a majority of the outstanding shares of common stock present, in person or by proxy, and entitled to vote at the Annual Meeting.

    THE BOARD RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE
                                       ---
SELECTION OF ERNST & YOUNG LLP AS THE COMPANY'S AUDITORS FOR 2000.

                       STOCKHOLDER PROPOSALS

    Proposals of stockholders that are intended to be presented at the Company's 2000 Annual Meeting of Stockholders must be received by the Company at its principal executive offices not later than February 25, 2000, in order to be included in the proxy statement and form of proxy relating to the annual meeting.

                            OTHER ITEMS

    The Board does not intend to present further items of business to the meeting and knows of no such items which will or may be presented by others. However, if any other matter properly comes before the meeting, the persons named in the enclosed proxy form will vote thereon in such manner as they may in their discretion determine.

                               By Order of the Board of Directors,

                               /s/ Roger Wertheimer

                               Roger Wertheimer
                               Vice President--General
                               Counsel and Secretary

Englewood, Colorado
March 17, 2000

REVOCABLE PROXY                 MAIL-WELL, INC.                 REVOCABLE PROXY
                   SOLICITED BY THE BOARD OF DIRECTORS FOR
                 ANNUAL MEETING OF SHAREHOLDERS, MAY 3, 2000
The undersigned holder of common stock of Mail-Well, Inc., a Colorado corporation (the "Company"), acknowledges receipt of a copy of the Notice of Annual Meeting of Shareholders dated March 17, 2000, and, revoking any proxy heretofore given, hereby appoints Roger Wertheimer and Gary H. Ritondaro, and each of them, with full power to each of substitution as attorneys and proxies to appear and vote all shares of common stock of the Company registered in the name(s) of the undersigned and held by the undersigned of record as of March 10, 2000, at the Annual Meeting of Shareholders of the Company to be held at the Hyatt Regency Tech Center, 7800 Tufts Avenue, Denver, Colorado, on May 3, 2000, at 8:30 a.m., and at any postponements and adjournments thereof, upon the following items as set forth in the Notice of Annual Meeting and to vote according to their discretion on all other matters which may be properly presented for action at the meeting. All properly executed proxies will be voted as indicated.

UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED "FOR" THE FOLLOWING ITEMS:

(1)  To elect as directors the nominees listed below.

/ / FOR ALL nominees listed below (except as marked to the contrary).

/ / WITHHOLD AUTHORITY to vote for all nominees listed below.

INSTRUCTION:   TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE,
               STRIKE A LINE THROUGH THAT NOMINEE'S NAME IN THE LIST BELOW:

Frank P. Diassi,   Frank J. Hevrdejs,   Gerald F. Mahoney,   Janice C. Peters,
          Jerome W. Pickholz,   Paul V. Reilly,   William R. Thomas

(2) To ratify the selection of Ernst & Young LLP, independent auditors, as auditors of the Company for the year ending December 31, 2000.
                   / / FOR     / / AGAINST     / / ABSTAIN

                                                   (Continued on reverse side.)

(3) In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting or matters incidental to the conduct of the meeting.

THIS PROXY IS SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE IT WILL BE VOTED "FOR" PROPOSALS 1 AND 2.

                           WITNESS my hand this      day of            , 2000.
                                               ------      ------------

                           ---------------------------------------------------

                           ---------------------------------------------------
                           Signature of Shareholder(s)

                           (Please sign exactly as name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, give full title as such. If a corporation, please affix corporate seal. If a partnership, please sign in partnership name by authorized persons. If joint tenants, each joint tenant should sign.)

WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY BY USING THE ENCLOSED POSTAGE-PAID ENVELOPE.

I/WE DO    DO NOT    EXPECT TO ATTEND THIS MEETING.
       ----      ----

                             APPENDIX


     Page 17 of the printed Proxy contains a Performance Graph. The information contained in the graph appears in the table immediately following the graph.